CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Current Report of Form S-1/А-3 (File No. 333-271350) of (Marky Corp) of our report, dated July 7, 2023, on our audit of the financial statements of Marky Corp for period from inception (April 28, 2022) to January 31, 2023. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firms” in such Registration Statement.

Bolko & Company

Boca Raton, Florida
July 7, 2023